                                                                   EXHIBIT 10.18

                                SELECTICA, INC.
                        MAJOR ACCOUNT LICENSE AGREEMENT


This Agreement, dated as of January 12, 2000 the (the "Effective Date"), is made and entered into by and between Selectica, Inc. 2890 Zanker Road, Suite 101, San Jose, California, 95134 ("SELECTICA"), and Samsung SDS Co., LTD. 707-19 Yoksam-Dong, Kangnam-Gu, Seoul, Korea 135-080 ("Customer"). SELECTICA and Customer agree as follows:

1.   DEFINITIONS

     Whenever used in this Agreement, the following terms will have the following specified meanings:

     1.1 "AFFILIATE" shall mean any corporation directly or indirectly controlled by (to the extent of more than 50% of its issued capital entitled to vote for the election of directors) the Customer or any partnership, joint venture or other entity directly or indirectly controlled by (to the extent of more than 50% of the voting power or otherwise having power to control its general activities) the Customer, but in each case only for so long as such ownership or control shall continue.

     1.2 "DOCUMENTATION" means the documentation specified in Exhibit A attached hereto and licensed to Customer hereunder, together with any and all new releases, corrections and updates furnished by SELECTICA to Customer under this Agreement.

     1.3 "SOFTWARE" means the computer software specified in Exhibit A attached hereto, in object code form, together with any and all Upgrades furnished by SELECTICA to Customer under this Agreement.

     1.4 "UPGRADES" means all releases, updates and corrections of the Software licensed to Customer hereunder, in object code form, which are published and generally made commercially available by SELECTICA to its licensees of the Software with a change in the integer, tenths or hundredths digit of the version number (e.g., a change from version x.xx to y.xx or x.yx or x.xy). Upgrades shall not include any release, update or correction that has been customized by SELECTICA for use by any particular licenses of the Software or which is made by SELECTICA solely to adopt or reflect the trade dress of any third party.

2.   SOFTWARE DELIVERY AND LICENSE

     2.1 DELIVERABLES. Upon execution of this agreement, SELECTICA shall deliver to Customer one reproducible master copy of the Software licensed hereunder to Customer in object code form, and one copy of the Documentation.

     2.2 GRANT. Subject to the terms of this Agreement and payment of all fees, SELECTICA hereby grants Customer and its Affiliates a nonexclusive, nontransferable license to:

          (a) Install and use the Software specified on Exhibit A hereto on the Customer's or its Affiliate's servers upon payment to SELECTICA of the applicable amount as set forth in Exhibit B. The Software shall be used solely in connection with the configuration, design and sales of Customer's or its Affiliates products.

          (b) Reproduce the Documentation for the Software ordered by Customer hereunder and/or incorporate all or any portion of the Documentation in training materials prepared by the Customer, in each case solely for the use of the Customer and provided that the copyright notices and other proprietary rights legends of SELECTICA are included on each copy of the Documentation and such materials.

          (c) Reproduce and make one copy of the Software for archival and backup purposes.

     2.3 RESTRICTIONS. Customer shall use the Software and Documentation only for the purposes specified in section 2.2. In addition, Customer shall not:

          (a) modify, change, enhance or prepare derivative works of the Software or Documentation except as expressly permitted in Section 2.2;

          (b) reverse engineer, disassemble or decompose the Software, except to the extent that such acts may not be prohibited under applicable law;

          (c) remove, obscure, or alter any notice of patent, copyright, trade secret, trademark, or other proprietary rights notices present on any Software Documentation;

          (d) sublicense, sell, lend, rent, lease, or otherwise transfer all or any portion of the Software or the Documentation to any third party except as may be permitted in Section 9.4 hereof; and

          (e) use the Software or the Documentation to provide services to third parties, or otherwise use the same on a "service" business" basis,

          (f) use the Software, or allow the transfer, transmission, export, or re-export of the Software or any portion thereof in violation of any export control laws or regulations administered by the U.S. Commerce Department, OFAC, or any other government agency.

     2.4 PROPRIETARY RIGHTS. The Software Documentation contains valuable patent, copyright, trade secret, trademark and other proprietary rights of SELECTICA. Except for the license granted under Section 2.2, SELECTICA reserves all rights to the Software and Documentation. No title to or ownership of any Software or proprietary rights related to the Software or Documentation is transferred to Customer under this Agreement.

     2.5 PROTECTION AGAINST UNAUTHORIZED USE. Customer shall promptly notify SELECTICA of any unauthorized use of the Software or Documentation which comes to Customer's attention. In the event of any unauthorized use by any of Customer's employees, agents or representatives, Customer shall use its best efforts to terminate such unauthorized use and to retrieve any copy of the Software or Documentation in the possession or control of the person or entity engaging in such unauthorized use. SELECTICA may, at its option and expense, participate in any such proceeding and, in such an event, Customer shall provide such authority, information and assistance related to such proceeding as SELECTICA may reasonably request.

     2.6 RECORDS. Customer shall ensure that each copy it makes of all or any portion of the Software or the Documentation includes the notice of copyright or other proprietary rights legends appearing in or on the Software or the Documentation delivered to Customer by SELECTICA; shall keep accurate records of the reproduction and location of each copy; and upon request of SELECTICA, shall provide SELECTICA with complete access to such records and to Customer facilities, computers and the Software and Documentation for the purpose of auditing and verifying Customer's compliance with this Agreement.

3.   MAINTENANCE

     Provided Customer has paid SELECTICA the applicable maintenance fee specified in Exhibit B, SELECTICA will use reasonable commercial efforts to provide the maintenance services set forth as described in Exhibit C.

4.   COMPENSATION

     4.1 LICENSE FEE. Customer will pay SELECTICA the Software License Fee specified in Exhibit B.

     4.2 MAINTENANCE FEE. Customer agrees to pay SELECTICA the Annual Maintenance Fee in the amount and in accordance with the terms of Exhibit B for maintenance services for the first twelve (12) month period commencing on the Effective Date.

     4.3 PAYMENT. All fees, charges and other sums payable to SELECTICA under this Agreement will be due and payable on the dates specified in Exhibit B, or within thirty (30) days after invoice date if no date is specified in Exhibit B. All monetary amounts are specified and shall be paid in the lawful currency of the United States of America. Customer shall pay all amounts due under this Agreement to


[*] - CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                  Page 1 of 8
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SELECTICA at the address set forth herein or such other location as SELECTICA designates in writing. Any amount not paid when due will bear interest at the rate of one and one half percent (1.5%) per month or, the maximum rate permitted by law, whichever is less, determined and compounded on a daily basis from the date due until the date paid. All fees, charges and other sums payable to SELECTICA under this Agreement do not include any sales, use, excise or other applicable taxes, tariffs or duties (excluding any applicable federal and state taxes based on SELECTICA's net income), payment of which shall be the sole responsibility of Customer.

5. TERM AND TERMINATION

      5.1 TERM. The term of this Agreement and the license set forth in Section
2.2 shall commence on the Effective Date and shall end upon the termination of this Agreement pursuant to Section 5.2 or 5.3.

      5.2 TERMINATION BY CUSTOMER. Customer may terminate this Agreement and any licenses upon thirty (30) days written notice to SELECTICA. Upon termination, Customer shall return to SELECTICA all copies of the Software and the documentation in its possession or control, or provide written notice certifying destruction of such, subject to verification of the same by SELECTICA to SELECTICA's satisfaction in its sole discretion. Upon any such termination, SELECTICA shall not be required to refund any fees paid hereunder.

      5.3 TERMINATION BY SELECTICA. If Customer defaults in the performance of or compliance with any of its obligations under this Agreement, and such default has not been remedied or cured within thirty (30) days after SELECTICA gives Customer written notice specifying the default (or immediately in the case of a breach of Section 2), SELECTICA may terminate this Agreement and any licenses. Termination is not an exclusive remedy and all other remedies will be available whether or not termination occurs.

      5.4 POST TERMINATION. Upon termination of this Agreement, Customer and its Affiliates shall promptly cease the use of the Software and Documentation and destroy (and in writing certify such destruction) or return to SELECTICA all copies of the Software and Documentation then in Customer's or its Affiliates possession or control.

      5.5 SURVIVAL. Sections 2.5, 4, 5.4, 7, 8 and 9 shall survive the termination of this Agreement.

6. WARRANTIES AND REMEDIES

      6.1 PERFORMANCE WARRANTY AND REMEDY. SELECTICA warrants to Customer that when operated in accordance with the Documentation and other instructions provided by SELECTICA, the Software will perform substantially in accordance with the functional specifications set forth in the Documentation for a period of ninety (90) days after delivery of the Software to the Customer. If the Software fails to comply with the warranty set forth in this Section 6.1, SELECTICA will use reasonable commercial efforts to correct the noncompliance provided that: Customer notifies SELECTICA of the noncompliance within (90) ninety days after delivery of the Software to the Customer, and SELECTICA is able to reproduce the noncompliance as communicated by Customer to SELECTICA. If after the expenditure of reasonable efforts, SELECTICA is unable to correct any such noncompliance, SELECTICA may refund to Customer all or an equitable portion of the license fee paid by Customer to SELECTICA for such Software in full satisfaction of Customer's claims relating to such noncompliance upon Customer's return of said Software. ANY LIABILITY OF SELECTICA WITH RESPECT TO THE PRODUCT OR PERFORMANCE THEREOF UNDER ANY WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY WILL BE LIMITED EXCLUSIVELY TO PRODUCT REPLACEMENT OR, IF PRODUCT REPLACEMENT IS INADEQUATE AS A REMEDY OR, IN THE COMPANY'S OPINION, IMPRACTICAL, TO A REFUND OF THE LICENSE FEE.

      6.2 WARRANTY LIMITATIONS. The warranties set forth in Section 5.1 apply only to the latest release of the Software made available by SELECTICA to Customer. Such warranties do not apply to any noncompliance of the Software resulting from misuse, casualty loss, use or combination of the Software with any products, goods, services or other items furnished by anyone other than SELECTICA, any modification not made by or for SELECTICA, or any use of the Software by Customer in contradiction of the terms of this Agreement.

7. INDEMNIFICATION

      SELECTICA agrees to hold Customer harmless from liability to third parties resulting from infringement of any United States patent or copyright or trade secret by the Software as used within the scope of this Agreement, and to pay all damages and costs, including reasonable legal fees, which may be assessed against Customer under any such claim or action. SELECTICA shall be released from the foregoing obligation unless Customer provides SELECTICA with
(i) written notice within fifteen (15) days of the date Customer first becomes aware of such a claim or action, or possibility thereof; (ii) sole control and authority over the defense or settlement thereof; and (iii) proper and full information and assistance to settle and/or defend any such claim or action. Without limiting the foregoing, if a final injunction is, or SELECTICA believes, in its sole discretion, is likely to be, entered prohibiting the use of the Software by Customer as contemplated herein, SELECTICA will, at its sole option and expense, either (a) procure for Customer the right to use the infringing Software as provided herein or (b) replace the infringing Software with noninfringing, functionally equivalent products, or (c) suitably modify the infringing Software so that it is not infringing; or (d) in the event (a), (b) and (c) are not commercially reasonable, terminate the license, accept return of the infringing Software and refund to Customer an equitable portion of the license fee paid therefor. Except as specified above, SELECTICA will not be liable for any costs or expenses incurred without its prior written authorization. Notwithstanding the foregoing, SELECTICA assumes no liability for infringement claims with respect to Software (i) not supplied by SELECTICA, (ii) made in whole or in part in accordance to Customer's specification, (iii) that is modified after delivery by SELECTICA, (iv) combined with other products, processes or materials where the alleged infringement relates to such combination, (v) where Customer continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, or (vi) where Customer's use of the Software is not strictly in accordance with this Agreement. THE FOREGOING PROVISIONS OF THIS SECTION 7 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF SELECTICA AND THE EXCLUSIVE REMEDY OF CUSTOMER, WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE SOFTWARE.

8. DISCLAIMER WARRANTY AND LIMITATION OF LIABILITY

      8.1 DISCLAIMER OF WARRANTIES. EXCEPT AS SET FORTH IN SECTION 8.1, SELECTICA MAKES NO WARRANTIES WHETHER EXPRESSED, IMPLIED OR STATUTORY REGARDING OR RELATING TO THE SOFTWARE OR THE DOCUMENTATION OR ANY MATERIALS OR SERVICES FURNISHED OR PROVIDED TO CUSTOMER UNDER THIS AGREEMENT. SELECTICA SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND SATISFACTORY QUALITY WITH RESPECT TO THE SOFTWARE, DOCUMENTATION AND ANY OTHER MATERIALS AND SERVICES PROVIDED BY SELECTICA HEREUNDER, AND WITH RESPECT TO THE USE OF THE FOREGOING. FURTHER, SELECTICA DOES NOT WARRANT RESULTS OF USE OR THAT THE SOFTWARE IS BUG FREE OR THAT THE CUSTOMER'S USE WILL BE UNINTERRUPTED.

      8.2 LIMITATION OF LIABILITY. EXCEPT AS SET FORTH IN SECTION 7, IN NO EVENT WILL SELECTICA BE LIABLE FOR ANY LOSS OF DATA, COST TO RECOVER, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH OR ARISING OUT OF THE FURNISHING, PERFORMANCE OR USE OF THE SOFTWARE, DOCUMENTATION OR ANY MATERIALS OR SERVICES PERFORMED HEREUNDER, WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTUOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF SELECTICA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ADDITION, SELECTICA WILL NOT BE LIABLE FOR ANY DAMAGES CAUSED BY DELAY IN THE DELIVERY OR FURNISHING OF THE SOFTWARE, DOCUMENTATION, OR OTHER MATERIALS OR SERVICES. SELECTICA's LIABILITY UNDER THIS AGREEMENT FOR DAMAGES WILL NOT, IN ANY EVENT, EXCEED THE AMOUNTS PAID BY THE CUSTOMER TO SELECTICA UNDER

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
THIS AGREEMENT FOR THE ITEMS GIVING RISE TO SUCH LIABILITY.

9.   MISCELLANEOUS

     9.1 NONDISCLOSURE OF AGREEMENT. Customer shall not disclose the terms of this Agreement or the ongoing business relationship initiated by this Agreement except as required by law or governmental regulation without SELECTICA's prior written consent, except that customer may disclose the terms of this Agreement on a confidential basis to Customer's accountants, attorneys, parent organizations and financial advisors and lenders.

     9.2 REFERENCE ACCOUNT. Customer consents to SELECTICA's identification of Customer as a user of the Software and will cooperate with SELECTICA in furnishing nonconfidential information about Customer's software use for informational and promotional use by SELECTICA. No public press releases or other public forum information exchange about Customer's use of SELECTICA's Software will be implemented without prior written permission of Customer.

     9.3 NOTICES. Any notice or other communication under this Agreement given by either party to the other will be deemed to be properly given if given in writing and delivered in person or facsimile, if acknowledged received by return facsimile or followed within one day by a delivered or mailed copy of such notice, or if mailed, properly addressed and stamped with the required postage, to the intended recipient at its address specified in this Agreement. Either party may from time to time change its address for notices under this Section by giving the other party notice of the change in accordance with this
Section 9.3.

     9.4 ASSIGNMENT. Customer may not assign (directly, by operation of law or otherwise) this Agreement or any of its rights under this Agreement without the prior written consent of SELECTICA except that Customer may assign all, but not part of this Agreement and the Software and Documentation then in its possession or control to the successor of Customer in a merger or other similar corporate reorganization outside of the course of Customer's normal business operations or to the purchaser of substantially all of Customer's assets, provided such successor or purchaser agrees in writing to comply with the terms of this Agreement. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties and their respective successors and assigns.

     9.5 NONWAIVER. Any failure of either party to insist upon or enforce performance by the other party of any of the provisions of this Agreement or to exercise any rights or remedies under this Agreement will not be interpreted or construed as a waiver or relinquishment of such party's right to assert or rely upon such provision, right or remedy in that or any other instance.

     9.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement, and supersedes any and all prior agreements, between SELECTICA and Customer relating to the Software, Documentation, services and other items subject to this Agreement. No amendment of this Agreement will be valid unless set forth in a written instrument signed by both parties.

     9.7 GOVERNING LAW AND ARBITRATION. The rights and obligations of the parties under this Agreement shall not be governed by the 1980 UN Convention on Contracts for the International Sale of Goods, but instead shall be governed by and construed under the laws of the State of California, including its Uniform Commercial Code, without reference to conflict of laws principles. Any dispute or claim arising out of or in connection with this Agreement or the performance, breach, or termination thereof, shall be finally settled by arbitration in San Jose, California by three arbitrators under the rules of arbitration of (i) the International Chamber of Commerce, if Customer's address set forth herein is outside the United States, or (ii) by the American Arbitration Association if such address is in the United States. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, either party may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration process.

     9.8 LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding to the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

     9.9 APPLICABILITY OF PROVISIONS LIMITING SELECTICA'S LIABILITY. The provisions of this Agreement under which the liability of SELECTICA is excluded or limited, shall not apply to the extent that such exclusions or limitations are declared illegal or void under any applicable laws, unless the illegality or invalidity is cured under such laws by the fact that the law of California governs this Agreement.

     9.10 FORCE MAJEURE. Neither party will be liable for, or be considered to be in breach of or default under this Agreement, other than monetary obligations, as a result of any cause or condition beyond such party's reasonable control.

     9.11 ACCEPTANCE. Neither this Agreement nor any of its EXHIBITS will become effective until accepted by SELECTICA at its offices in San Jose, California.

In Witness whereof, the parties have executed this Agreement by their duly authorized representatives.

SELECTICA, INC.
("SELECTICA")

By:  /s/  Stephen Bennion
     ---------------------------

Name:     Stephen Bennion
     ---------------------------

Title:    Vice President/C.F.O.
     ---------------------------

Date:     Jan. 12, 2000
     ---------------------------

Address        2890 Zanker Road
               Suite 101
               San Jose, CA 95134

Telephone #:   (408) 570-9700

Facsimile #:   (408) 570-9705


SamSung SDS CO. LTD.
("Customer")

By:  /s/  Joo Wom Park
     ---------------------------

Name:     Joo Wom Park
     ---------------------------

Title:    Managing Director/CFO
     ---------------------------

Date:     Jan. 12, 2000
     ---------------------------

Address        707-19 Yoksam-Dong Kangham-Gu
               Seoul, Korea
               135-080

Telephone #:   82-2-3429-2110

Facsimile #:   82-2-3429-2107


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                                   EXHIBIT A

                   DESCRIPTION OF SOFTWARE AND DOCUMENTATION

Description
----------------------------------------------------------

ACE Enterprise, including Documentation

     1 or 2 CPU

     4 CPU

     8 CPU

     Test and Development

ACE Server Manager

     Server Manager

     Test and Development

ACE Quoter, including Documentation

     1 or 2 CPU

     4 CPU

     8 CPU

     Test and Development

ACE Studio - Number of Licensed users
     including Documentation

SELECTICA PRICE LIST - EFFECTIVE JANUARY 1, 2000

---------------------------------------------------------------
                  COMPONENTS                             PRICE
---------------------------------------------------------------
ACE ENTERPRISE
---------------------------------------------------------------
Single or Dual CPU                                     $[*]
---------------------------------------------------------------
Quad CPU                                               $[*]
---------------------------------------------------------------
Test & Development                                     $[*]
---------------------------------------------------------------

---------------------------------------------------------------
ACE SERVER MANAGER (REQUIRED FOR MULTIPLE ACE
ENTERPRISE SERVERS
---------------------------------------------------------------
Server Manager                                         $[*]
---------------------------------------------------------------
Test & Development                                     $[*]
---------------------------------------------------------------

---------------------------------------------------------------
ACE STUDIO INTEGRATED MODELING
ENVIRONMENT (IME [ILLEGIBLE])
---------------------------------------------------------------
Single Seat                                             $[*]
---------------------------------------------------------------

---------------------------------------------------------------
ACE QUOTE (STOCKS [ILLEGIBLE]
QUOTES)
---------------------------------------------------------------
Single or Dual CPU                                     $[*]
---------------------------------------------------------------
Quad CPU                                               $[*]
---------------------------------------------------------------
Single CPU - Test & Development                        $[*]
---------------------------------------------------------------

---------------------------------------------------------------

[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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                                   EXHIBIT B

                          LICENSE AND MAINTENANCE FEES

1.   License Fee.                  $[*]


The License Fee is due upon the date this Agreement has been executed by both parties.

2.   Annual Maintenance Fee.       $[*]

[*] Annual Maintenance fee for the first year for the Software.
Maintenance fees for subsequent years (if Customer elects to continue maintenance), pursuant to the terms and conditions of Exhibit C, shall be mutually agreed upon by both parties and payable in advance.



[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT C

                        MAINTENANCE TERMS AND CONDITIONS


The following (the "Attachment") sets forth the terms and conditions of the maintenance services offered to Customer. Capitalized terms not defined in this Attachment have the same meaning as in this Agreement.

1.   DEFINITIONS.

     o "Error" means an error in the Software which significantly degrades such Software as compared to Selectica's published performance specifications.

     o "Error Correction" means the use of reasonable commercial efforts to correct Errors.

     o "Fix" means the repair or replacement of object or executable code versions of the Software to remedy an Error.

     o    "Support Services" means Selectica's support services as described in
          Section 2.

     o "Updates" means a minor release or enhancement that primarily fixes bugs and is considered a maintenance release of the Software.

     o "Upgrades" means an enhancement, improvement or new version or release of the Software (that Selectica makes generally available) which provides additional functionality. Upgrade shall include, but not be limited to, a new version of the Software that is capable of executing on a new operating system or platform.

     o "Workaround Hours" means a change in the procedures followed or data supplied by Company to avoid an Error without substantially impairing Company's use of the Software.

     o "Regular Hours" means 8:30AM to 5:00PM Pacific Time on Selectica's regular business days.

2. SCOPE OF SUPPORT SERVICES. Subject to Section 4 of this Attachment, Selectica shall use reasonable commercial efforts to provide the following services for the Software:

     o Technical Communication. Maintain a center capable of receiving information from Company by telephone, electronic mail, fax or postal mail for support of The Software. Live communication with Selectica Personnel is limited to Regular Hours. Outside of such regular hours, Selectica shall have an automated answering service to take messages, such messages shall be reviewed by Selectica technical personnel at the beginning of the next business day. Company may only have access to the Selectica support organization via Company's Authorized Contact Persons designated above. In case of the Select Advantage support program, technical communication will be provided beyond regular business hours via pager support.

     o Maintenance Release. From time to time as Selectica deems necessary or desirable, provide Updates of The Software to Company (free of charge) that Selectica, in its discretion, makes generally available. All such Updates provided by Selectica shall be included in the definition of "Software" and shall be subject to the terms and conditions of the Agreement.

     o Modifications of Software. Selectica shall accommodate requests for modifications, however, Selectica is under no obligation to incorporate those requests from Company in future releases of The Software.

     - Error Correction. Selectica shall exercise commercially reasonable efforts to correct any Error reported by Company in the current unmodified release of Software

3. CUSTOMER RESPONSIBILITIES. Company is responsible for isolating the problem, for eliminating other factors as potential causes of the problem and for providing sufficient information, data and test cases to allow Selectica to readily reproduce all reported Errors. If Selectica believes that a problem reported by Company may not be due to an Error in Software, Selectica will so notify Company.

4. UPGRADES. Upon Company's request, Selectica shall provide copies of any Upgrades to the Software within a reasonable period following the release of the Upgrade. An "Upgrade" means a release of a Product which consists of a new version with substantial enhancements, added functionality or new features and which is denoted by a change to the number to the left of the first decimal point (e.g., a change from 2.x to 3.x)

5. EXCLUSIONS. Selectica shall have no obligation to support: (i) altered or damaged Software or any portion of Software incorporated with or into other software; (ii) Software that is not the then current release or immediately Previous Sequential Release which is aged six (6) months or more since the issuance of the successive release; (iii) Software problems caused by Company's negligence, abuse or misapplication, use of Software other than as specified in Selectica user manual or other causes beyond the control of Selectica; or (iv) Software installed on any hardware that is not supported by Selectica. Selectica shall have no liability for any changes in Company's hardware, which may be necessary to use Software due to a Workaround or maintenance release.

6. DISCLAIMER OF WARRANTY. THESE TERMS AND CONDITIONS DEFINE A SERVICE ARRANGEMENT AND NOT A SOFTWARE WARRANTY. ALL LICENSED PRODUCTS AND MATERIALS RELATED THERETO ARE SUBJECT EXCLUSIVELY TO THE WARRANTIES SET FORTH IN THIS AGREEMENT. THESE MAINTENANCE TERMS AND CONDITIONS DO NOT CHANGE OR SUPERSEDE ANY TERM OF ANY SUCH AGREEMENT.